EXHIBIT 4.2

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO WORLDCOM, INC. (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                 WORLDCOM, INC.
                           7.75% SENIOR NOTE DUE 2007
    PRINCIPAL AMOUNT                                             NO.R-___
$_____________                                                 CUSIP 98155K AB 8

     WORLDCOM, INC. a corporation duly organized and existing under the laws of the State of Georgia (herein called the "Company," which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ________________________ DOLLARS on April 1, 2007 (the "Stated Maturity"), and to pay interest thereon from April 1, 1997 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semiannually in arrears on April 1 and October 1 in each year (each, an "Interest Payment Date"), commencing on October 1, 1997, and at Maturity, at the rate of 7.75% per annum, until the principal hereof is paid or duly provided for. Each payment of interest in respect of an Interest Payment Date shall include interest accrued through the day prior to such Interest Payment Date. The interest so payable, and paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date, at the office or agency of the Company maintained for such purpose in the City of New York, New York. Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

     Except as otherwise provided in the Indenture, any such interest not so paid or duly provided for shall forthwith cease to be payable to the Holder on the related Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     If any Interest Payment Date, any Redemption Date or the Stated Maturity shall not be a Business Day (as hereinafter defined), payment of the amount due on this Note on such date may be made on the next succeeding Business Day; and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on such amounts for the period from and after such Interest Payment Date, such Redemption Date or the Stated Maturity, as the case may be, to such Business Day.

     Payment of the principal of (and premium, if any) and interest on this Note at Maturity shall be made upon presentation hereof at the office or agency of the Company, one of which will be maintained in Pittsburgh, Pennsylvania (which initially will be the Corporate Trust Office of Mellon Bank, N.A. in Pittsburgh, Pennsylvania) or at such other office or agency permitted under the Indenture, including the office or agency of the Company maintained for such purpose in the City of New York, New York. Payment of the principal of (and premium, if any) and interest on this Note shall be payable in immediately available funds; provided however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Payment of the principal of (and premium, if any) and interest, if any, on this Note, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Interest payable on any Interest Payment Date will be paid to DTC, Euroclear and/or CEDEL, as the case may be, with respect to the portion of this Note held for its account by Cede & Co. or the Common Depositary, as the case may be, for the purpose of permitting such party to credit the interest received by it in respect of this Note to the accounts of the beneficial owners hereof.

     This Note is one of a duly authorized issue of unsecured senior debt securities of the Company known as the Company's 7.75% Senior Notes Due 2007, limited to the aggregate principal amount of $1,100,000,000 (herein called the "Notes" or the "Securities"), issued under an Indenture dated as of March 1, 1997 (such Indenture as originally executed and delivered and as hereafter supplemented or amended, together with the Board Resolution adopted on March 26, 1997 and delivered to the Trustee by the Company pursuant to Section 301 of such Indenture setting forth certain terms of the Notes, being herein called the "Indenture") from the Company to Mellon Bank N.A., as trustee (herein called the "Trustee," which term includes any successor trustees under the Indenture), to which Indenture, all indentures supplemental thereto and all Board Resolutions relating thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The acceptance of this Note shall be deemed to constitute the consent and agreement of the Holder hereof to all of the terms and provisions of the Indenture. All capitalized terms used in this Note which are not defined herein shall have the meaning assigned to them in the Indenture.

     This Note shall be redeemable, as a whole or in part, at the option of the Company, at any time or from time to time, at a Redemption Price equal to the greater of (i) 100% of the principal amount hereof or (ii) the sum of the present values of the Remaining Scheduled Payments discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus in the case of each of
(i) and (ii) accrued interest thereon to the Redemption Date. Notice of redemption shall be given by mail to Holders of the Notes, not less than 30 days nor more than 60 days prior to the Redemption Date, all as provided in the Indenture. As provided in the Indenture, on or prior to the Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, the Notes to be redeemed on such date. In the event of redemption of this Note in part only, a new Note or Notes, of like tenor, for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender hereof. On and after the Redemption Date, interest will cease to accrue on this Note (or any portion thereof) if so called for redemption.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, which provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                 WORLDCOM, INC.

Attested:
                                 By:
                                    -------------------------------------
---------------------------         President and Chief Executive Officer
        Secretary

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:  April 1, 1997            MELLON BANK, N.A.,  as Trustee

                                 By:
                                    -------------------------------------
                                    Authorized Representative

                                 WORLDCOM, INC.
                           7.75% SENIOR NOTE DUE 2007


     "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the second Business Day immediately preceding such Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the applicable Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

     "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

     "Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m., New York City time on the third Business Day preceding such Redemption Date.

     "Reference Treasury Dealer" means each of Salomon Brothers Inc, Goldman, Sachs & Co., Credit Suisse First Boston and NationsBanc Capital Markets, Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

     "Remaining Scheduled Payments" means, with respect to each Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

     If an Event of Default with respect to Notes shall occur and be continuing, the principal of all Notes may be declared due and payable in any manner and with the effect provided in the Indenture.

     The Notes do not have the benefit of any sinking fund obligations.

     The Company's obligations under this Note and under the covenants provided in the Indenture are subject to defeasance and discharge as provided in the Indenture.

     The Indenture permits, with certain exceptions as thereby provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than majority in aggregate principal amount of all Outstanding Securities affected by such supplemental indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each of the Outstanding Securities affected thereby, affect certain rights of such Holders as more fully described in the Indenture.

     The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Note at the times, place and rate, in the coin or currency, and in the manner, herein prescribed.

     The Notes are issuable only in registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000, and in book-entry form. The Notes may be represented by one or more global Notes deposited with DTC and registered in the name of the nominee of DTC, with certain limited exceptions. So long as DTC or any successor depository or its nominee is the registered Holder of a global Note, DTC, such depository or such nominee, as the case may be, will be considered to be the sole Holder of the Notes for all purposes of the Indenture. Except as provided below, an owner of a beneficial interest in a global Note will not be entitled to have Notes represented by such global Note registered in such owner's name, will not receive or be entitled to receive physical delivery of the Notes in certificated form and will not be considered the owner or Holder thereof under the Indenture. Each person owning a beneficial interest in a global Note must rely on DTC's procedures and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a Holder under the Indenture. If the Company requests any action of Holders or if an owner of a beneficial interest in a global Note desires to take any action that a Holder is entitled to take under the Indenture, DTC will authorize the participants holding the relevant beneficial interests to give or take such action, and such participants will otherwise act upon the instructions of beneficial owners holding through them.

     If at any time DTC notifies the Company that it is unwilling or unable to continue as depository for the global Note or Notes or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, if so required by applicable law or regulation, the Company shall appoint a successor depository with respect to such global Note or Notes. If (x) a successor depository for such global Note or Notes is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such unwillingness, inability or ineligibility, (y) an Event of Default has occurred and is continuing and the beneficial owners representing a majority in principal amount of the Notes represented by such global Note or Notes advise DTC to cease acting as depository for such global Note or Notes or (z) the Company, in its sole discretion, determines at any time that all Outstanding Notes (but not less than all) issued or issuable in the form of one or more global Notes shall no longer be represented by such global Notes, then the Company shall execute, and the Trustee shall authenticate and deliver, definitive Notes of like series, rank, tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such global Note or Notes. If any beneficial owner of an interest in a permanent global Note is otherwise entitled to exchange such interest for Notes of such series and of like tenor and principal amount of another authorized form and denomination, as contemplated by the Indenture and provided that any applicable notice provided in the permanent global Note shall have been given, then without unnecessary delay but in any event not later than the earliest date on which such interest may be so exchanged, the Company shall execute, and the Trustee shall authenticate and deliver, definitive Notes in aggregate principal amount equal to the principal amount of such beneficial owner's interest in such permanent global Note. On or after the earliest date on which such interests may be so exchanged, such permanent global Note shall be surrendered for exchange by DTC or such other depository as the Company shall specify to the Trustee; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Notes to be redeemed and ending on the relevant Redemption Date if the Note for which exchange is requested may be among those selected for redemption.

     None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in this Note in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any depository, as a Holder, with respect to this Note in global form or impair, as between such depository and owners of beneficial interests in such global Note, the operation of customary practices governing the exercise of the rights of such depository (or its nominee) as Holder of such global Note.

     THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

     As used herein, "Business Day", when used with respect to any Place of Payment or any other particular location referred to in this Note or in the Indenture, means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in that Place of Payment or particular location are authorized or required by law, regulation or executive order to be closed.

     No recourse shall be had for the payment of the principal of (or premium, if any) or interest, if any, on this Note, or any part hereof, or for any claim based hereon or otherwise in respect hereof, or of the indebtedness represented hereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all of the Notes are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Notes.